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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                 DATE OF REPORT                      OCTOBER 6, 1997
       (Date of earliest event reported)



                        COMPUTER LANGUAGE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)



                Texas                      0-12311             75-1297386
   (State or other jurisdiction of       (Commission        (I.R.S. Employer
    incorporation or organization)       File Number)      Identification No.)

   2395 Midway Road, Carrollton, Texas                            75006
 (Address of principal executive offices)                      (Zip Code)

                                 (972) 250-7000
              (Registrant's telephone number, including area code)



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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


On October 6, 1997, Computer Language Research, Inc. ("the Company") and Ernst & Young LLP ("E&Y") entered into an agreement whereby E&Y will provide certain software design and support services to the Company. The nature of the agreement is such that it might create the perception of an independence issue. Accordingly and simultaneously with the execution of this agreement, E&Y resigned as the Company's independent auditor.

The Company's Audit Committee is actively seeking a suitable replacement.

E&Y's report on the Company's financial statements during the past two years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent fiscal years and subsequent interim periods preceding the date hereof, there was no disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report.

None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company during the two most recent fiscal years and the subsequent interim periods to the date hereof.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)  Exhibits

               Number   Description
               ------   -----------
                 16     Letter from E&Y regarding its concurrence with the
                        statements made by the Company regarding the resignation of E&Y as the Company's principal accountant.

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        COMPUTER LANGUAGE RESEARCH, INC.


DATE:  October 8, 1997  By:  M. Brian Healy
                             ------------------------------------------------
                             M. Brian Healy
                             Group Vice President, Finance and Administration and Chief Financial Officer
                             (Principal Financial and Accounting Officer)